Exhibit 23(a)

EVERSHEDS SUTHERLAND (US) LLP

THOMAS E. BISSET

DIRECT LINE: 202.383.0118

E-mail: ThomasBisset@eversheds-sutherland.com

April 22, 2019

VIA EDGAR

Board of Directors

Protective Life Insurance Company

2801 Highway 280 South

Birmingham, Alabama 35223

RE:                           ProSaver Platinum

Pre-Effective Amendment No. 1

Directors:

We hereby consent to the reference to our name under the heading “Legal Matters” in the Prospectus filed as part of Pre-Effective Amendment No. 1 to the Form S-3 registration statement (File No. 333-229837) by Protective Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

Eversheds Sutherland (US) LLP

By:	/s/ Thomas E. Bisset
Thomas E. Bisset